Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-261957

Dated January 12, 2022 (To Preliminary Prospectus dated January 12, 2022)

This free writing prospectus relates to the proposed public offering of shares of common stock, par value $0.00001 per share, pre-funded warrants and common stock purchase warrants of Star Equity Holdings, Inc. (the “Company”) which are being registered on a Registration Statement on Form S-1, as amended (File No. 333-261957) (the “Registration Statement”). This free writing prospectus should be read together with the preliminary prospectus dated January 12, 2022 included in that Registration Statement which can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/0000707388/000119380522000040/e621202_s1a-starequity.htm

The Company has filed the Registration Statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement (including the Risk Factors contained therein) and other documents that the Company has filed with the SEC for more complete information about our company and this offering. You may get these documents for free by visiting EDGAR or the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York NY 10022 by calling 212-895-3745.

Star Equity Holdings

A Diversified Holding Company with a Private Equity Strategy

Common Stock: *Nasdaq: STRR*

Series A 10% Preferred Stock: *Nasdaq: STRRP*

Growing shareholder value through excellence in operations and disciplined capital allocation

Investor Presentation
January 2022


Digirad
Healthcare


Construction


KBS
Investments

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this presentation that are not statements of historical fact are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Star Equity Holdings, Inc. ("Star Equity," "STRR" or the "Company") or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company's ability to repay or refinance it or incur additional debt in the future; the Company's need for a significant amount of cash to service and repay the debt and to pay dividends on the Company Preferred Stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; the length of time associated with servicing customers; losses of significant contracts; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting illiquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company's Common Stock and Preferred Stock; stock volatility and illiquidity; risks to preferred stockholders of not receiving dividends and risks to the Company's ability to pursue growth opportunities if the Company pays dividends according to the terms of the Company Preferred Stock; the Company's ability to execute on its business strategy (including any cost reduction plans); the Company's failure to realize expected benefits of restructuring and cost-cutting actions; the Company's ability to preserve and monetize its net operating losses; risks associated with the Company's possible pursuit of acquisitions; the Company's ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM's operations and realize the synergies from the acquisition, as well as factors related to the Company's various businesses, including economic and financial market conditions generally and economic conditions in the Company's markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company's services. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company's filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This presentation reflects management's views as of the date presented. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures: The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. The non-GAAP adjusted EBITDA financial measures used by the Company are intended to provide an enhanced understanding of our underlying operational measures to manage the Company's business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Specifically, this presentation presents the non-GAAP financial measures "Adjusted EBITDA" (defined as "earnings before interest, taxes, depreciation, amortization adjusted for stock-based compensation and other one-time transaction costs such as merger and acquisitions, financing and etc.") and "Free Cash Flow" (defined as "net cash from operating activities excludes expenditures on purchases of property and equipment, net of dispositions"). The most directly comparable measures for these non-GAAP financial measures are net income and diluted net income per share. All future figures based on guidance after conversion into a diversified holding company.

The Company filed a registration statement on Form S 1 (Registration No 333 261957) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The offering to which this presentation relates will be made pursuant to a prospectus included in the Registration Statement after the Registration Statement has been declared effective by the SEC. Before you invest, you should read the Registration Statement and the related prospectus and the other documents that we have filed with the Securities and Exchange Commission for more complete information about us and the offering You may get these documents for free by visiting EDGAR on the Commission's website at www sec gov.

This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any of our securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction Any offering of securities can only be made in compliance with applicable securities laws You should read carefully the factors described in the "Risk Factors" section of the Registration Statement to better understand the risks and uncertainties inherent in our business and underlying any forward looking statements

This presentation is not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, transmission, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction No communication or information relating to the proposed offering described herein may be distributed to the public in any jurisdiction in which registration or approval would be required prior to such distribution.

Offering Summary

Star Equity Holdings

ISSUER:	Star Equity Holdings, Inc. ("Star Equity" or the "Company")
EXCHANGE//SYMBOL:	NasdaqGM // STRR, STRRP
Shares Outstanding[(1)]:	5,805,916
OFFERING SIZE:	$15.0 million (excluding 15% over-allotment option)
OFFERING TYPE:	S-1 Follow-On Offering
SECURITIES OFFERED:	Common stock (or pre-funded warrant in lieu of) & 0.5 of a common stock purchase warrant (each whole warrant shall be exercisable for one share of common stock)
ANTICIPATED USE OF PROCEEDS:	To increase balance sheet liquidity in order to fund growth projects and future acquisitions not yet identified, and for working capital and general corporate purposes
UNDERWRITER:	Maxim Group LLC

(1) As of 12/30/2021; excludes 26,517 shares of common stock reserved for issuance pursuant to grants outstanding under our 2011 Inducement Award Plan; 40,620 shares of common stock reserved for issuance pursuant to grants outstanding under our 2014 Equity Incentive Award Plan; 23,662 shares of common stock reserved for future issuance under our 2018 Equity Incentive Award Plan; 702,270 shares of common stock issuable upon the exercise of the warrants (including the underwriter's warrants) issued in connection with the public offering that we completed in May 2020.

Corporate Management Team

Star Equity Holdings



JEFFREY EBERWEIN
EXECUTIVE CHAIRMAN

- Over 25 years of Wall Street experience; Founder and CEO of Lone Star Value Management
- Portfolio Manager at Soros Fund Management and Viking Global
- CEO of Hudson Global, Inc., a global recruitment company; extensive public company Board experience
- Holds an MBA from The Wharton School and a BBA from The University of Texas



DAVID NOBLE
CHIEF FINANCIAL OFFICER

- Joined Digirad in late 2018 after 20+ years of Wall Street experience in investment banking and capital markets; Lived and worked in NY and Asia, with extensive business travel to LatAm and Europe, prior to transitioning to the corporate sector
- 8+ years at Lehman Brothers and 12+ years at HSBC as Head of Equity Capital Markets for the Americas (more than a decade)
- Holds an MBA in Finance from MIT's Sloan School of Management and a BA from Yale University



RICHARD COLEMAN
CHIEF OPERATING OFFICER

- Over 30 years of executive leadership experience including as CEO of 2 public companies
- Extensive experience in technology management, operational excellence, acquisitions, and as a public company Board member
- Holds an MBA from Golden Gate University and a BS in Management from the US Air Force Academy

Business Divisions and Corporate Structure

Star Equity Holdings

OPERATING CEOs

- Manage Operating Businesses
- Develop Organic Growth Opportunities
- Pursue Bolt-on Acquisitions

CURRENT OPERATING BUSINESSES

Healthcare

Construction

(bolt-on acquisitions to expand existing divisions)

FUTURE OPERATING BUSINESSES

Future Acquisition 1

Future Acquisition 2

Future Acquisition 3

(future acquisitions to create new business divisions)

CORP-LEVEL MANAGEMENT

Executive Chairman (Jeff Eberwein)
COO/CFO (David Noble)
Finance, Accounting, Legal Personnel

- Capital Allocation
- Strategic Leadership
- Assist Operating Management Teams
- Restructurings & Turnarounds
- Mergers, Acquisitions, & Dispositions
- Bank Relationships
- Capital Markets
- Investor Relations
- Financial Reporting, FP&A
- Manage Investments Division

Investments

About Star Equity Holdings (Nasdaq: STRR; STRRP)

Star Equity Holdings

- Diversified holding company with a private equity strategy
- Business divisions are operated by local management; corporate HQ functions like a PE firm
- Tax-efficient Series A 10% Preferred Stock (non-convertible)

Common Stock:
(*Nasdaq: STRR*)
5.8 million shares as of 12/30/21

Series A Preferred Stock:
(*Nasdaq: STRRP*)
1.92 million shares as of 12/30/21
10% annual cash dividend

Star Equity currently has three divisions:

HEALTHCARE

Across the USA

Diagnostic Imaging

Designs, manufactures, and sells proprietary mobile imaging cameras for hospitals and physicians

Services existing installed base

Diagnostic Services

Offers mobile imaging services to medical providers in their facilities

9M 2021 Revenue: $43.0M

288 Employees

CONSTRUCTION

KBS (*Maine/New England*)

Designs and manufactures modular housing units

Designs and manufactures wall panels

Commercial and residential projects

EBGL (*Minneapolis-area*)

Designs and manufactures wall panels and engineered wood products

Distributes building materials and operates a professional lumber yard and showroom

Commercial and residential projects

9M 2021 Revenue: $34.0M

KBS :129 Employees
EBGL: 40 Employees

INVESTMENTS

Real Estate

Owns, manages, and finances real estate assets of Star Equity's operating companies

Investments

Diversified holding company (currently 7 employees) with a private equity strategy

Strategic investments in potential acquisition targets or JVs for Star Equity

9M 2021 Revenue: N/A

Operating Companies Management Team



MATTHEW MOLCHAN

CHIEF EXECUTIVE OFFICER

DIGIRAD HEALTH, INC

- Joined Digirad in 2007 via the acquisition of Ultrascan, Inc.
- Previously held various executive positions in business development, finance and operations at Somera, Inc. and Equifax, Inc.
- Holds an MBA in Finance from the University of Southern California a BS in Economics from the US Air Force Academy



MATT MOSHER

GENERAL MANAGER

KBS BUILDERS, INC

- 14 years of senior management experience in a construction related field
- Holds Associate of Drafting Technology Degree from Northern Maine Community College



RON SCHUMACHER

EXECUTIVE CHAIRMAN

EDGEBUILDER, INC

- Joined EBGL in 2021 as Executive Chairman with over 40 years of experience in the construction and lumber industries
- Formerly President & CEO of Consolidated Lumber Company, where he oversaw the integration of multiple bolt-on acquisitions
- Graduated from the Building Material Marketing and Management program at Minnesota West Community & Technical College

Investment Highlights

- Diversified business lines with multiple revenue streams
- Healthcare business historically has provided stable cash flow
- Construction business has significant growth potential
- $77.0M of revenue, $8.3M of gross profit through 9/30/21
- Platform for future bolt-on acquisitions & other growth opportunities
- Experienced management team with public company track record

Our Differentiated Corporate Strategy and Structure

Star Equity Holdings

Similar to Private Equity with Key Distinctions

1. Looking for accretive bolt-ons and/or new verticals
2. Willing and able to pursue both public and private acquisition targets
3. Flexible deal structuring: able to use mix of cash, debt, common, preferred
4. Open-ended investment time horizon allows for flexible holding periods
5. Long-term relationship/ partnership mentality rather than transactional
6. Investment partners — Star Equity shareholders — have liquidity through public markets

Business Divisions: Healthcare

Star Equity Holdings


Digirad

Digirad Health

Star Equity Holdings

Digirad Health

Across the USA

Diagnostic Imaging

Designs, manufactures, and sells proprietary solid-state imaging cameras for hospitals and physicians

Services existing installed base

Diagnostic Services

Offers mobile imaging services to medical providers in their facilities

Making Healthcare Convenient. **As Needed. When Needed. Where Needed.**

Digirad Health: Diagnostic Imaging

Star Equity Holdings

Designs, manufactures, and sells proprietary solid-state cameras under the Digirad brand name with unmatched imaging and flexibility; Services the existing installed base *

SUPERIOR
- Image quality
- Greater flexibility
- Smaller footprint
- Fast imaging acquisition times

NATIONWIDE FIELD SERVICE
Engineers provide flexible support for Digirad and non-Digirad models
- Remote Support
- Onsite Service
- Applications Support
- Preventative Maintenance
- Parts Support

FLEXIBLE SOLUTION
Customers: Physicians and Hospitals

Location: their offices, satellite clinics, healthcare facilities, and hospitals

Convenient: As needed, where needed, when needed

Digirad cameras



Ergo™
Cardius® X-ACT+
Cardius® 2 XPO
Cardius® 3 XPO

Website: https://www.digirad.com/cameras/

* Over the last 20 years, Digirad has manufactured approximately 1,000 imaging cameras

Digirad Health: Diagnostic Services

Offers mobile imaging services to medical providers on-site at their facilities as an alternative to purchasing equipment themselves or outsourcing procedures to other providers

SOLUTIONS / EQUIPMENT
Provides turnkey, diagnostic solutions to hospitals and healthcare systems; offers a variety of solid-state imaging cameras (fixed-site and mobile systems)

STAFF
Offers highly-skilled, trained, and certified nuclear medicine technologists and cardiac stress technicians

MAINTENANCE
Services all major brands of nuclear gamma cameras

ACCREDITATION
Assists clients with accreditation process

SUPPLIES
Wide range of nuclear imaging supplies and radiopharmaceuticals

Mainly Digirad cameras







Website: https://www.digirad.com/diagnostic-services/

Healthcare: Financial Summary *

Star Equity Holdings

Revenue ($ in millions)



$70
$60
$50
$40
$30
$20
$10
$-
$61.6
$49.2
$35.9**
$43.0**
FY 2019
FY 2020
9M 2020
9M 2021

Gross Profit ($ in millions)



$18
$16
$14
$12
$10
$8
$6
$4
$2
$-
$15.4
$10.2
$7.5**
$9.3**
FY 2019
FY 2020
9M 2020
9M 2021

* During the fourth quarter of 2020, Star Equity entered into a Stock Purchase Agreement to sell DMS Health a portion of our healthcare business which operated the Company's Mobile Healthcare segment, for $18.75 million. The sale of DMS Health closed on March 31, 2021. Related financial and operational data for the Mobile Healthcare business were classified as discontinued operations for all reporting periods ending of December 31, 2020 and 2019. The results presented here relate to continuing operations, which include the Healthcare (Diagnostic Services and Diagnostic Imaging). Mobile Healthcare's assets and liabilities were reported as "Assets held for sale" and "Liabilities held for sale" on the balance sheet as of December 31, 2020 and 2019.

** Unaudited.

Business Divisions: Construction

Star Equity Holdings



Star Modular Construction

Star Equity Holdings

Star Modular Construction

Maine/New England

KBS Builders

- Designs and manufactures custom, modular housing units for single-family and multi-family projects
- Rapidly expanding presence in commercial-scale projects in the Greater Boston Area
- Designs and manufactures structural wall panels for commercial-scale, multi-family projects
- Owns largest production capacity of any modular manufacturer in New England

Minneapolis-area

EBGL

- Designs and manufactures structural wall panels for commercial-scale, multi-family projects
- Designs and manufactures engineered wood products for single family homes and residential developments
- Distributes building materials and operates a professional lumber yard and showroom

Construction: KBS Builders

Star Equity Holdings

Maine-based designer and manufacturer of modular housing units and wall panels

MODULAR UNITS

- Residential homes and town houses
- Apartment buildings and condos
- Multi-story commercial/office buildings
- Other commercial applications, hospitals, schools, etc.

BENEFITS OF MODULAR

- Shorter construction period
- Significantly lower labor costs
- Design flexibility
- High quality control











Website: www.kbsbuildersinc.com/

3 MANUFACTURING PLANTS

Two operated by KBS

South Paris, Maine: approx. 90,000 sq. ft.; capacity of 500-600 modular units per year

Oxford, Maine: approx. 90,000 sq. ft.; partially re-opened in Sept. 2020 to manufacture wall panels; capacity of 400-500 modular units per year

One sub-leased to 3rd party, but pending sale

Waterford, Maine: approx. 60,000 sq. ft.

GEOGRAPHIC FOOTPRINT

Expanding universe of single and multi- family homebuilders and commercial contractors and developers across New England

- **Average selling price now exceeds $50,000/unit**
- **Potential sales pipeline now exceeds $50 million**

KBS Builders Inc.

- **Goal: Produce 15 to 20 units per week (750-1000 modular units per year) in the near term, up from recent run rate of 7 to 8 per week (pre-acquisition run rate was 3 to 4 per week)**

Construction: KBS Builders – Progress on Multifamily Initiative

Star Equity Holdings

	PROJECT COMPLETED	PROJECT COMPLETED	PROJECT COMPLETED	PROJECT IN PROGRESS	CONTRACT PENDING	CONTRACT PENDING
Size	**$2.0M**	**$6.7M**	**$2.0M**	**$2.0-2.5M**	**$8.0-9.0M**	**$4.0-4.5M**
Client	Martin Realty	Tocci Building Corporation	Real Estate Developer	Non-Profit Affordable Housing Developer	College in New England	Real Estate Developer
Scope	Manufacture of 58 building modules to be used for the construction of 32 housing units to renovate and expand an existing mixed-use building for military veterans in downtown Quincy, MA	3-phase contract to manufacture 124 building modules creating 28 single-family and townhouse units for the U.S. Army Natick Soldier Systems Center in Natick, MA	Manufacture of 36 building modules for the construction of 2 multifamily buildings in New Hampshire	Manufacture of 40 building modules for the construction of 20 housing units for workforce housing on Cape Cod and the Islands	Pursuing a project to manufacture 72 building modules to be used for the construction of 4 dormitories	Pursuing a project to manufacture 58 building modules for the construction of 8 multifamily buildings on Cape Cod and the Islands
Delivery	September 2021	December 2021	December 2021	March 2022	TBD; Spring 2022	TBD; Fall 2022

Construction: EBGL

Star Equity Holdings

Two facilities, but managed together

EDGEBUILDER:

- Operates a **34,000 sq. ft.** leased wall panel and wood products manufacturing plant in **Prescott, WI**
- Services the **Midwest Area**
- Clients: **commercial** contractors

PRODUCTS

Wall panels, permanent wood foundations, and engineered wood products

SERVICES

Sustainable green building practices, quality structural components, advanced design solutions

BENEFITS

Reduced building time, overhead & labor costs, defects, site thefts, and delays; customization and environmentally conscious materials





EdgeBuilder, Inc. Wall panels for the pro builder.

Website: https://edgebuilderwallpanels.com/

GLENBROOK:

- Operates a **30,000 sq. ft.** leased professional lumber yard and showroom in **Oakdale, MN**
- Services the upper Midwest states of **WI, IA, MN, ND, and SD**
- Clients: **commercial and residential** contractors

PRODUCTS

Raw lumber, drywall, doors, windows, kitchen and bathroom cabinets, and utility sheds

SERVICES

Roofing, millwork, and customized design

SYNERGIES

Using excess capacity at KBS for wall panel manufacturing needs based on EdgeBuilder's expertise and experience





Glenbrook Building Supply, Inc. Serving pro contractors since 1988.

Website: https://glenbrooklumber.com/

Construction: Financial Summary*



Revenue
($ in millions)
$35
$30
$25
$20
$15
$10
$5
$-
$11.3 *
$28.9
$19.1**
$34.0**
FY 2019
FY 2020
9M 2020
9M 2021



Gross Profit
($ in millions)
$5
$4
$3
$2
$1
$-
$(1)
$2.0*
$4.1
$2.7**
-$0.8**
FY 2019
FY 2020
9M 2020
9M 2021

* Star Modular Construction was established on September 10, 2019 with the acquisition of ATRM. Financial results for the 2019 reporting period include financial and operational data of this division starting September 10, 2019
** Unaudited.

Business Divisions: Investments

Star Equity Holdings


KBS

Star Investments

Investments

Star Equity Holdings

Star Investments

Real Estate	Investments
• Owns and manages the real estate assets of Star Equity's operating companies • Negotiates standalone financing to optimize financial leverage and cost of capital	• Strategic investments in potential acquisition targets or JVs for Star Equity

Star Real Estate

Formed in April 2019 with two purchase and leased back transactions:

Star Real Estate Holdings USA, Inc. ("SRE")

- Acquired and manages three manufacturing plants in Maine; two plants were purchased from KBS and a third from a private company
- All involved in the construction of modular buildings for residential, multi-family, and commercial projects


KBS

SIGNIFICANT STRATEGIC VALUE & UPSIDE POTENTIAL

- Three plants are within 15 miles of each other – the **largest modular manufacturing footprint in New England**
  - One plant is running at full capacity, but could be debottlenecked / expanded
  - One plant partially re-opened in September 2020
  - One is sublet to a local company
  - Plenty of **available capacity to handle increased demand**

STRATEGY

- **Future acquisition targets** could have underappreciated real estate assets that could be placed into SRE
- SRE has raised its own debt and is self-funded
- Optimizes financial leverage and cost of capital

Financial Highlights and Growth Initiatives

Star Equity Holdings

Growing

SHAREHOLDER VALUE

through

EXCELLENCE IN OPERATIONS AND DISCIPLINED CAPITAL ALLOCATION



Financial Highlights *

Star Equity Holdings



Revenue by Business Division
($ in millions***)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
$72.9
$11.3
$61.6
$78.2
$28.9
$49.2
$55.0**
$19.1
$35.9
$77.0**
$34.0
$43.0
FY 2019
FY 2020
9M 2020
9M 2021
Healthcare
Construction
Investments



Gross Profit by Business Division
($ in millions***)
$19
$17
$15
$13
$11
$9
$7
$5
$3
$1
$(2)
$17.2
$2.0
$15.4
$14.0
$4.1
$10.2
$10.1**
$2.7
$7.5
$8.3**
$9.3
-$0.8
FY 2019
FY 2020
9M 2020
9M 2021
Healthcare
Construction
Investments

* During the fourth quarter of 2020, Star Equity entered into a Stock Purchase Agreement to sell DMS Health, a portion of our healthcare business which operated the Company's Mobile Healthcare segment, for $18.75 million. The sale of DMS Health closed on March 31, 2021. Related financial and operational data for the Mobile Healthcare business were classified as discontinued operations for all reporting periods ending of December 31, 2020 and 2019. The results presented here relate to continuing operations, The results presented here relate to continuing operations, which include the Healthcare (Diagnostic Services and Diagnostic Imaging), Construction, and Investments divisions, and discontinued operations, which consists of Mobile Healthcare. Mobile Healthcare's assets and liabilities were reported as "Assets held for sale" and "Liabilities held for sale" on the balance sheet as of December 31, 2020 and 2019.

** Unaudited.

*** Total revenue and gross profit data for all periods include Investments division values which are not shown above.

Growth Strategy

Star Equity Holdings

ORGANIC GROWTH OPPORTUNITIES

Healthcare

- Increase sales of proprietary, high-margin portable nuclear imaging cameras through continued advances in hardware design and upgrades
- Extend and grow high-margin, post-warranty camera support contracts through increased sales efforts
- Increase camera utilization and customer density at all points of service thereby increasing overall revenue and gross margin
- Expand geographic footprint through new and innovative product and service offerings

Construction

- Increase KBS's modular manufacturing output by debottlenecking / expanding South Paris plant and fully re-opening Oxford plant
- Goal of reaching output capability of 750-1000 modular units per year; KBS's actual production in 2021 was 352 modular units
- KBS and EBGL can expand presence in their markets by growing output and adding new products and services

Investments

- Three owned plants have separate credit facility, lowering the cost of capital, with proceeds used to grow Construction division

DISCIPLINED ACQUISITION STRATEGY

Seeking attractive acquisition opportunities to:

- **Expand existing business divisions** through bolt-on acquisitions
- Create **new business divisions**

Historical Financial Data: Statements of Operations *($ in 000s)*

Star Equity Holdings

	Nine Months ended September 30, (Unaudited)	Year ended December 31, (Audited)
Income Statement	**2021**	**2020**
Revenues	77,019	78,163
Total Cost of Revenues	68,691	64,176
Gross Profit	8,328	13,987
Selling, general & administrative expenses	15,839	18,635
Goodwill impairment	-	436
Gain on sale of MD office solutions	(847)	-
Amortization of intangible assets	1,298	2,124
Operating Loss	(7,962)	(7,208)
Income tax provision	(34)	(129)
Total other income	3,476	2,052
Loss from continuing operations, net of income taxes	(4,520)	(5,285)
Income (loss) from discontinued operations, net of income taxes	5,955	(1,172)
Net Income (Loss)	$1,435	($6,457)

Historical Financial Data: Balance Sheet *($ in 000s)*

Star Equity Holdings

Balance Sheet	As of September 30, 2021	As of December 31, 2020
	(Unaudited)	(Audited)
Total Cash	5,572	3,225
Working Capital[1]	4,744	6,210
Total Current Assets	34,343	48,936
Total Assets	74,887	88293
Total current liabilities	29,599	42,726
Total long-term liabilities	3,970	5,638
Total Liabilities	33,569	48,364
Total liabilities, mezzanine equity and stockholders' equity	74,887	88,293

(1): Working capital is defined as current assets less current liabilities.

Contact Us

Star Equity Holdings

Jeff Eberwein

Executive Chairman

David Noble

CFO

Rick Coleman

COO

admin@starequity.com

The Equity Group Inc.

Trusted Partners in Investor Relations & Corporate Communications

Investor Relations

Lena Cati

The Equity Group Inc.

Vice President

212-836-9611 / lcati@equityny.com